UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2007

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-131521	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road
Atlanta, Georgia 30328

(Address of Principal Executive Offices)

(770) 206-4200

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 14, 2007, the Company announced the appointment of Michael T. Vollkommer, age 48, as Executive Vice President and Chief Financial Officer.  A copy of the press release announcing Mr. Vollkommer’s appointment is attached here to as Exhibit 99.1.

Most recently, Mr. Vollkommer was the executive vice president and chief financial officer for Certegy Inc. He had previously joined Equifax as Controller in 1999. He also held progressively responsible finance positions with Alumax, which culminated in his promotion to chief financial officer.  Mr. Vollkommer began his career at Coopers & Lybrand.  He holds a Bachelor’s Degree in Accounting from St. Francis College and is a Certified Public Accountant.

Pursuant to an agreement between the Company and Mr. Vollkommer dated as of May 1, 2007, Mr. Vollkommer’s compensation package consists of the following components:

•                  Starting base salary of $370,000 per year;

•                  Participation in the Company’s Executive Incentive Plan with an annual bonus target of 75% of annual base salary and an actual payment of 0 — 200% of target;

•                  Eligibility for an annual equity award pursuant to the Company Stock Incentive Plan;

•                  A special equity grant valued at $750,000, consisting of 66.7% in restricted stock that will cliff vest after three years and 33.3% in stock options that will vest one third per year over three years;

•                  Four weeks annual vacation; and

•                  A car allowance in the amount of $1,800 per month.

Mr. Vollkommer was also granted a change-in-control agreement in the form adopted by the Company for its senior executives.  Pursuant to that agreement, dated as of May 14, 2007, Mr. Vollkommer receives the following benefits:

•                  In the event of the executive’s qualifying termination within 24 calendar months after a Change in Control of the Company (a “Qualifying Termination”), Mr. Vollkommer shall be entitled to receive:

o                 a lump sum amount equal to 1.5 multiplied by the sum of (a) the executive’s base salary in effect on the date of the change in control and (b) average annual bonus earned by the executive for the preceding three years;

o                 a lump sum amount equal to .5 multiplied by the sum of (a) the executive’s base salary in effect on the date of the change in control and (b) average annual bonus earned by the executive for the preceding three years for certain post-closing non-compete obligations;

o                 vesting and cash-out of any cash-based long-term incentive awards held by the executive, payable as a pro rata portion of the target award level based on the actual number of completed days in the pre-established performance period;

o                 immediate full vesting and lapse of all restrictions on any and all outstanding equity-based long-term incentives, including but not limited to stock options and restrict stock awards held by the executive;

o                 full vesting of retirement benefits under the Mueller Water Products, Inc. Profit Sharing Plan; and

o                 continuation for 24 months of the executive’s medical insurance and life insurance coverage.

•                  Change in Control is defined as the occurrence of any one or more of the following events:

o                 any person (with certain exceptions) becomes the beneficial owner of securities of the Company representing more than 30% of the combined voting power of the Company’s then outstanding securities;

o                 during any period of not more than 36 consecutive months, individuals who at the beginning of the period constitute the Board of Directors of the Company, and any new director whose election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

o                 the consummation of a merger or consolidation of the Company with any other corporation (with certain exceptions); or

o                 the Company’s stockholders approve a plan or an agreement of the sale or disposition by the Company of all or substantially all of the Company’s assets.

•                  A Qualifying Termination is defined as the Company’s involuntary termination of Mr. Vollkommer’s employment without Cause and Mr. Vollkommer’s voluntary employment termination for Good Reason.

o                 Cause is defined as the occurrence of any one or more of the following:

■              the executive’s willful and continued failure to substantially perform his duties with the company;

■              the executive’s conviction of a felony; or

■              the executive’s willful engaging in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise, so long as such conduct is done not in good faith and without reasonable belief that it was in the best interests of the Company.

o                 Good Reason is defined as the occurrence after a Change in Control of any one or more of the following:

■              the assignment to the executive to duties materially inconsistent with the executive’s authorities, duties, responsibilities and status as an executive of the Company, or a material reduction or alteration in the nature or status of the executive’s authorities, duties or responsibilities;

■              the Company’s requiring the executive to be based at a location in excess of 50 miles from the location of the executive’s principal job  location or office immediately prior to the Change in Control;

■              a reduction by the Company of the executive’s base salary;

■              the failure of the Company to continue in effect any of the Company’s compensation plans, or employment arrangements in which the executive participates, or failure by the Company to continue the executive’s participation in such plans or arrangements on substantially the same basis as existed immediately prior to the Change in Control;

■              the failure of the company to obtain a satisfactory agreement from any successor to the Company to assume and agree the perform the Company’s obligations under the Agreement; and

■              a material breach of the Agreement by the Company.

The foregoing description of the agreements does not purport to be complete and is qualified in its entirety by reference to the attached copy of the agreements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated May 14, 2007 — Mueller Water Products Names Michael T. Vollkommer Executive Vice President and Chief Financial Officer

99.2	Agreement dated as of May 1, 2007 between Mueller Water Products and Michael T. Vollkommer

99.3	Form of Executive Change-in-Control Severance Agreement (incorporated by reference to Exhibit 10.17 to Mueller Water Products, Inc. Form 10-Q for the quarter ended March 31, 2007 (File No. 001-32892))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2007	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Robert Barker
Robert Barker
Executive Vice President, General Counsel, and Corporate Secretary